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                                                                    Exhibit 4(g)

                         COMMITMENT INCREASE SUPPLEMENT

            SUPPLEMENT, dated June 3, 1998, to the Amended and Restated Credit Agreement, dated as of April 3, 1998 (as the same may be amended, supplemented or otherwise modified, the "Credit Agreement"), among LES, INC., a Delaware corporation (the "Company"), LAIDLAW ENVIRONMENTAL SERVICES (CANADA) LTD., a Canadian corporation and a wholly owned Subsidiary of the Company (the "Canadian Borrower"; together with the Company, the "Borrowers"), the several banks and other financial institutions or entities from time to time parties thererto (the "Lenders"), TORONTO DOMINION (TEXAS), INC., as general administrative agent (in such capacity, the "General Administrative Agent"), THE TORONTO-DOMINION BANK, as Canadian administrative agent (in such capacity, the "Canadian Administrative Agent"; together with the General Administrative Agent, the "Administrative Agents"), TD SECURITIES (USA) INC., as advisor to the Borrowers and arranger of the commitments described in the Credit Agreement, THE BANK OF NOVA SCOTIA, NATIONSBANK, N.A., THE FIRST NATIONAL BANK OF CHICAGO and WACHOVIA BANK, N.A., as managing agents (each, in such capacity, a "Managing Agent"), THE BANK OF NOVA SCOTIA and THE FIRST NATIONAL BANK OF CHICAGO, as co-documentation agent (each, in such capacity, a "Co-Documentation Agent"), and NATIONSBANK, N.A., as syndication agent (in such capacity, the "Syndication Agent").

                              W I T N E S S E T H :

             WHEREAS, pursuant to the provisions of Section 2.8 of the Credit Agreement, the undersigned may increase the amount of its Revolving Credit Commitment in accordance with the terms thereof by executing and delivering to the Borrowers and the General Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and

            WHEREAS, the undersigned now desires to increase the amount of its Revolving Credit Commitment under the Credit Agreement;

            NOW THEREFORE, the undersigned hereby agrees as follows:

            1. The undersigned agrees, subject to the terms and conditions of the Credit Agreement, that on the date this Supplement is accepted by the Borrowers and the General Administrative Agent it shall have its Revolving Credit Commitment increased by $100,000,000, thereby making the amount of its Commitment $259,677,419.36.

            2. Terms defined in the Credit Agreement shall have their defined meanings when used herein.
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            IN WITNESS WHEREOF, the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

                                    TORONTO DOMINION (TEXAS), INC.


                                    By /s/ WADE C. JACOBSON
                                      --------------------------------
                                      Title: Managing Director

Accepted this 3rd day of June, 1998.

LES, INC.


By /s/ PAUL R. HUMPHREYS
  ----------------------------------
  Title: Senior Vice President & CFO

Accepted this 3rd day of June, 1998.

LAIDLAW ENVIRONMENTAL SERVICES (CANADA) LTD.


By /s/ PAUL R. HUMPHREYS
  ----------------------------------
  Title: Senior Vice President & CFO

Accepted this 3rd day of June, 1998.

TORONTO DOMINION (TEXAS), INC.,
  as General Administrative Agent


By /s/ WADE C. JACOBSON
  ----------------------------------
  Title: Managing Director